UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 22, 2014
___________________________________

ARUBA NETWORKS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33347	02-0579097
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1344 Crossman Ave.
Sunnyvale, CA 94089
(Address of principal executive offices, including zip code)

(408) 227-4500
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On August 26, 2014, Aruba Networks, Inc. issued a press release reporting selected financial results for the three months and fiscal year ended July 31, 2014. A copy of the press release is furnished herewith as Exhibit 99.1 and is incorporated herein by reference.

This information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

The press release refers to certain non-GAAP financial measures. A reconciliation of these non-GAAP financial measures to the comparable GAAP financial measures is contained in the press release.

Item 2.05 Costs Associated with Exit or Disposal Activities.

On August 22, 2014, the Board of Directors of the Company approved a plan to optimize the administrative costs of the Company’s operations by realigning its workforce to better reflect the Company’s business operations. While the Company’s workforce will be reduced in the near term and certain personnel functions will be relocated to lower cost regions, the Company expects to continue hiring to support the expansion of its go-to-market strategy as well as to support continued product innovation.

The Company expects this cost reduction to impact approximately 8% of its 1,754 full-time employees, resulting in an approximate 3.7% reduction of its current workforce (or 66 positions) and the relocation of an approximate 4.2% of its current positions (or 75 positions) to the Company’s facilities located in Portland, Oregon, Bangalore, India, and Cork, Ireland.

The Company expects to substantially complete this cost reduction by the end of its second quarter of fiscal 2015 (ending January 31, 2015).  The Company estimates that it will incur pre-tax restructuring charges of between approximately $6.0 million to $8.0 million, substantially all of which would result in cash expenditures for employee termination benefits and related costs, as well as between $2.3 million and $4.3 million in other pre-tax costs related to these restructuring charges, including temporary, redundant personnel and facility costs, recruiting costs and other travel and personnel-related costs associated with employee transitions to lower cost operating locations.  The Company expects that these pre-tax charges will be expensed over the first three quarters of fiscal 2015, with the majority of the charges expected to be expensed in the first half of fiscal 2015 (ending January 31, 2015).

Statements relating to the Company’s expectations regarding the timing and expected impact of its cost reduction efforts are forward looking statements that involve risks and uncertainties, as well as assumptions that, if they do not fully materialize or prove incorrect, could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements. The risks and uncertainties that could cause the Company’s results to differ materially from those expressed or implied by such forward-looking statements include the Company’s ability to efficiently and effectively relocate personnel to lower cost operation centers, the ability to retain key personnel and recruit new hires in light of the cost reductions, the ability of the Company’s IT and Finance teams to support mission-critical systems through the transition, and the potential disruption or perception of disruption to the Company’s business due to the cost reductions, as well as those risks and uncertainties included under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in the Company’s report on Form 10-Q for the fiscal quarter ended April 30, 2014, which was filed with the SEC on June 4, 2014, and is available on the Company’s investor relations website at www.arubanetworks.com and on the SEC website at www.sec.gov.  All forward-looking statements in this press release are based on information available to the Company as of the date hereof, and the Company assumes no obligation to update these forward-looking statements.

Item 9.01     Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press release dated as of August 26, 2014, entitled “Aruba Networks Reports Fourth Quarter and Fiscal Year 2014 Financial Results”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARUBA NETWORKS, INC.

Date: August 26, 2014	By:	/s/ AVA HAHN
Ava Hahn General Counsel

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release dated as of August 26, 2014, entitled “Aruba Networks Reports Fourth Quarter and Fiscal Year 2014 Financial Results”